Exhibit 10.46

Our Ref: JTC(L) 3729/719
Case No: 108920

jtc Corporation

23 March 2011

JTC Corporation
The JTC Summit
8 Jurong Town Hall Road
Singapore 609434
JTC hotline 1800 568 7000
main line (65) 6560 0056
facsimile (65) 6565 5301
website www.jtc.gov.sg

NELCO PRODUCTS PTE. LTD.
4 GUL CRESCENT
SINGAPORE 629520

BY LUM

Attention:Mr Ron Brett

Dear Sirs,

OFFER OF FURTHER TERM OF LEASE
PRIVATE LOT A7163 AND A7163A
AT 4 AND 6 GUL CRESCENT SINGAPORE 629520 & 629522

1 We refer to your application for a further term of lease and are pleased to offer you a lease of the Premises for a Further Term of **29 years 4 months 0 days** from **1 September 2011** and **27 years 3 months 4 days from 28 September 2013** subject to the terms and conditions in this letter, the attached specimen Legal Document specified in paragraph **9** below, including the ML mentioned in paragraph **2.6** below, (collectively called "**Offer**").

2 **Definitions**

For the purpose of this Offer, the following expressions shall have the following meanings : -

2.1	"Aesthetic Control Guidelines	:	the Aesthetic Control Guidelines attached to this letter.
2.2	"Development Period"	:	**3 years** from the Offer Date.
2.3	"Further Term"	:	**29 years 4 months 0 days and 27 years 3 months 4 days** from the Further Term Commencement Date.
2.4	"Further Term Commencement Date	:	**1 September 2011 and 28 September 2013.**
2.5	"Legal Document"	:	as defined in paragraph **9** below.

2.6	"ML"	:	the memorandum of lease registered with the Singapore Land Authority as Instrument No. **IB/293564T** (also referred to by us as "**ML 11.12A**").
2.7	"Offer Date"	:	**23 March 2011**
2.8	"Premises"	:	Private Lot **A7163**, also known as Government Survey Lot **00603V** of Mukim **MK07**, at **4 GUL CRESCENT SINGAPORE 629520** as shown on the **Plan No. JTC/AP/A7163 dated 23 March 2011**, with **a final survey area** of **7369.90 square metres.** Private Lot **A7163A,** also known as Government Survey Lot **00604P** of Mukim **MK07,** at **6 GUL CRESCENT SINGAPORE 629522** as shown on Plan No **JTC/AP/A7163A** dated **23 March 2011,** with a final survey are of **4554.2 square metres.**

3 Investment Criteria

3.1 You shall :

(a) develop the Premises to a minimum gross floor area at the gross plot ratio of **not less than 0.71** ("**Minimum Required GPR**") declared by you, but **not more than 1.4** ("**Maximum GPR**"); and

(b) fulfil your declared aggregate investment on building and civil works and plant and machinery at the Premises of at least **$23,753,613.00** (of which at least **$9,502,763.00** must consist of new investment on plant and machinery and building and civil works, including the cost of the refurbishment work, and the remainder may consist of the net book values of the existing building and civil works and existing plant and machinery at the Premises as at 28 Feb 2010), ("**Fixed Investment Criteria**"),

all within the **Development Period,** and show to our satisfaction due proof of the same by **22 September 2014.**

3.2 **Appendix A** of this letter contains the details of the **prorating of the Further Term** if we exercise our absolute discretion, as stipulated in clause **3.2** of the Agreement to Lease, /Agreement for Lease, to reduce the Further Term instead of not granting you the Further Term at all. For avoidance of doubt, please note that under our current policy, we will in any case not grant you any Further Term (ie, there will not be any prorating) if you fail within the Development Period to meet the fixed investment criteria to qualify for a Reduced Further Term of at least 10 years.

3.3 you shall submit to us :

(a) the Temporary Occupation Permits ("**TOP**") within the Development Period; and

(b) the Certificate of Statutory Completion within **one (1) year** of the TOP,

for any new building or structure and for the refurbishment of any existing building or structure, as applicable.

4 Aesthetic Control Guidelines

Subject to paragraph **5** below, you shall comply, and shall carry out such refurbishment or other works as are necessary to comply with our Aesthetic Control Guidelines **attached**, within the Development Period.

5 Preparation and Submission of Plans

5.1 Please also see the **Schedule of Building Terms** in the Agreement to Lease ("**ATL**").

5.2 The certification by the Qualified Person as stipulated in clause **2B.2** of the ATL shall be in the form attached at **Appendix D** and shall be submitted to us by **15 September 2014**.

6 Authorised Use

6.1 Upon your due acceptance of this Offer, the Authorised Use during the Lease Term[1] is **MANUFACTURE OF GLASS EXPOXY/COPPER CLAD LAMINATES AND GLASS EPOXY PREPREG ONLY**.

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[1] **Note to Customer** : For the purposes of this paragraph **6** "Lease Term" means the original or existing lease term if it has not expired at the date of this Offer, as well as the Further Term.

6.2 During any refurbishment or development works, you shall as far as possible maintain operations and use and occupy the Premises for the Authorised Use.

7 **Annual Rent**

The land rent[2] for the Further Term, if granted, shall be at an initial rate based on the market rent prevailing on or about the commencement of the Further Term as determined by us. It shall be subject to revision on **1 September** and **28 September** for 4 and 6 Gul Crescent respectively of every year to market rent [3], but the increase, if any, shall not exceed **5.5%** of the land rent for each immediately preceding year.

8 **Restrictions against Assignment etc**

The period of the Prohibition referred to in clause **2.29** in **Annex A** of the First Schedule Lease of the Legal Documents commences on the **Offer Date**.

9 **Legal Documents**

9.1 You shall be required to enter into an **Agreement to Lease** and a **Variation of Lease/Supplemental Deed (as per specimens attached)**, (collectively called "**Legal Document**"). The intention of the **Variation of Lease/Supplemental Deed** is to immediately update the existing covenants, terms, conditions and stipulations of the existing lease so that they will be the same as those which will be applicable to the Further Term.

9.2 However, until such Legal Document is executed and effective, it is taken as part of this Offer and you shall, on acceptance of this Offer in accordance with paragraph **15** below, be deemed to have agreed to all the terms and conditions in the Legal Document in so far as such terms, conditions and covenants are not inconsistent with the terms and conditions of this letter. In the event of inconsistency the terms and conditions of this letter shall prevail. Please note that the specimens may be amended at the time of formalisation to reflect fully the terms and conditions of this letter.

9.3 If the Premises have been **mortgaged**, we would advise you to inform the mortgagee before accepting this offer. The mortgagee will be

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[2] **Note to Customer** : Land rent in this context and in the context of paragraph **14** below refers to the yearly/annual rent (excluding waterfront fees/rent relating to the Allocated Waterfront Boundary Line, if any) as stipulated in the Agreement to/for Lease referred to in this Offer

[3] **Note to Customer** : Market rent in this context refers to the revision of rent to the market rent or based on the market rent on the rent revision anniversaries/Respective Revision Dates as stipulated in the Agreement to/for Lease referred to in this Offer.

required to endorse their consent on the Legal Document. For new mortgages, please see paragraph **17** below.

9.4 You shall pay the stamp duty related to the Legal Document.

10 Consideration

You shall pay us a sum of **$1,070.00** (inclusive of GST at prevailing rate) by **8 April 2011** in consideration of this offer made by us. This sum shall be non-refundable under any circumstances whatsoever.

11 Reinstatement of Premises

Your obligations at the termination of the Lease Term[4], by expiry or otherwise, is stipulated in clause **2.30** (under the heading for Non-EBS cases) of the Lease in the Legal Document.

12 Special Terms and Conditions

12.1 There shall be no breach nor non-observance of any of the covenants and conditions in the existing Lease nor non-observance of any of the conditions set out in this Offer on your part to be observed or performed at any time before or at the expiry of the existing lease term or at the time of this Offer.

12.2 The permitted gross plot ratio in clause **2.28** of the Lease in the Legal Document shall not exceed the existing maximum gross plot ratio of **1.4** ("**maximum gross plot ratio**").

12.3 You shall confine vehicular access to the access constructed by us.

12.4 In addition to clause **4.3** of the ML :

(a) You shall also accept the Premises with full notice and knowledge that :

(a1) the ground and production floor slabs are supported on piles;

(a2) only the following standard loading, measured in kiloNewtons per square metres ("**kN/sqm**"), is permitted :

Ground Floor (ie, 1st storey) –

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[4] **Note to Customer** : For the purposes of this paragraph **11** -
(a) "Lease Term" means the original or existing lease term if it has not expired at the date of this Offer, as well as the Further Term; and
(b) "Lease" means the original or existing Lease (if not expired), as well as the Legal Document referred to in paragraph **9** above.

(i) Production space – 12.5 kN/sqm;

(ii) mezzanine floor – 5 kN/sqm;

(a3) the apron slaps, drains and driveways are laid directly on the ground with services laid in the ground and may settle, subside and crack in the event that the ground in, on or around the Premises consolidates in the course of time.

12.5 (a) You shall also accept the Premises with full notice and knowledge that the apron slabs, drains and driveways are laid directly on the ground with services laid in the ground and may settle, subside and crack in the event that the ground in, on or around the Premises consolidates in the course of time.

(b) You shall ensure that the loading shall at all times not exceed the permitted loads, and subject to clause **2.8** of the ML, you shall at your own cost and expense provide suitable and proper foundation for all machinery, equipment and installations at the Premises.

(c) The exemption from liability in clause **2.20** of the ML and your indemnity in clause **2.24** of the ML shall also apply in connection with any defects caused to ground and production floor slabs by overloading, or any subsidence or cracking or ground and production floor slabs, apron slabs, and drains and driveways of the Premises, or from any other defects (latent, inherent or otherwise) in the Premises, whether as to the land, building or otherwise.

13 No Third Party Rights

A person who is not a party to this Offer and the lease shall have no right under the Contracts (Rights of Third Parties) Act (as amended or revised from time to time) to enforce any of its covenant, term or condition. The word "person" shall include a body corporate.

14 Mode of Payment

14.1 Except for the payment to be made with your letter of acceptance pursuant to paragraph **15** below, which payment shall be by non-cash mode (eg cashier's order, cheque etc), during Lease Term[5], you shall pay the land rent, service charge (if any), and GST by Interbank GIRO or any other mode to be determined by the Corporation. Accordingly, you shall provide us with the duly completed GIRO authorisation form enclosed herewith.

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[5] Note to Customer : For the purposes of this paragraph **14.1**, "Lease Term" means the original or existing lease term if has not expired at the date of this Offer, as well as the Further Term.

14.2 However, pending the GIRO arrangement being finalised, you shall pay the land rent, service charge (if any) and GST as they fall due by cheque. Please ignore the authorisation form if you already have an existing GIRO account with us.

15 Mode of Due Acceptance of Offer

This Offer shall automatically lapse if we do not receive all the following by **13 April 2011** :-

15.1 The duly stamped original letter of acceptance, in the form set out in the Letter of Acceptance attached *(Please date as required in your letter of acceptance)*. Please note that the letter of acceptance must be stamped **within 14 days** from the date of the letter of acceptance. Your lawyer will advise on the amount of stamp duty payable and arrange for stamping. (Information is also available at IRAS' website at http:/www.iras.gov.sg).

15.2 Duly completed GIRO authorisation form (if applicable);

15.3 'Payment by cheque of the consideration sum of **$1,070.00** (inclusive of GST at prevailing rate).

15.4 A copy of the Registry of Companies and Businesses Instant Information search relating to you.

You may submit your acceptance and payment by post. Or if you wish to make a submission personally, then please make your arrangements directly with you Service Officer Wong Hong Tao at tel 98631537. Please bring a copy of this letter when making your submission personally.

16 Clearance of Payments

Please note that payments made prior to your giving us the other items listed above may be cleared by and credited to us upon receipt. However, if the other items are not received within the time stipulated herein, this Offer shall lapse and there shall be no contract between you and us arising hereunder. Any payments received shall then be refunded to you without interest and you shall have no claim of whatsoever nature against us.

17 Notice of Mortgage/Charge

Upon due acceptance of this Offer, you may mortgage your interest by giving us a **Notice of Mortgage** in accordance with our **Practice Circular** dated **8 September 2008** if the proposed mortgagee/chargee is a financial institution permitted by the laws of Singapore to lend to you on security of a mortgage/charge.

A summary of the Practice Circular is attached at **Appendix E** of this letter. Please note that :-

17.1 Your lawyers may submit the Notice of Mortgage on your behalf.

17.2 The Practice Circular may be retrieved from our website at **http://www.jtc.gov.sg** under the icon "**Policies**" and then clicking these icons in the following order : "**Lease Management**", "**Practice Circular**", "**Correspondence or Annex A**".

17.3 If the proposed morgagee/chargee is not a financial institution, then our prior written consent is required.

17.4 Should you have any queries concerning the Practice Circular, you may contact any of these persons from our Legal Department at the following telephone numbers -

Ms Rani Hubert	-	6883 3181
Mr Albert Tan	-	6883 3193
Ms Tong Meow Hoon	-	6883 3196.

18 For Your information

18.1 To guide and assist you, we enclose the following :

(a) A **Schedule of Statutory Controls** for Land, Standard Factory and Workshop Customers, and the **Plan Submission Fact Sheet**. These are subject to change from time to time by the Authorities. We make no representation as to the accuracy of its contents or otherwise, and you or your consultants should make independent enquiries to verify the information and obtain any other information you may need.

(b) **The Easy & Practical Housekeeping Guide**, which is also subject to change from time to time.

However, we make no representation as to the accuracy of their contents or otherwise, and you or your consultants should make independent enquiries to verify the information and obtain any other information you may need.

18.2 Please note that immediately upon obtaining TOP for the building and structures, and if you at any time rebuild, enlarge, alter or improve the existing building and structures, you are required under the Property Tax Act to inform the Comptroller of Property Tax (specifically, the Chief Assessor) within 15 days.

18.3 Please also note the following :

(a) You are required to take Premises on an "as is where is" basis. Please see the Legal Document, including clause **4.3** of the ML.

(b) In relation to paragraph **D2** of the Schedule of Statutory Controls, the current zoning for the Premises is **URA Land Usage Zoning.** In addition to other charges and fees (including development charges and differential premium), you may wish to know that URA currently charges **$3,000/-** (subject to GST at prevailing rate) in connection with Master Plan alteration;

(c) The height restrictions (if any) indicated in the Plan Submission Fact Sheet. Please note that these are subject to change at any time without prior notice by the Authorities;

19 <u>Conditional Offer</u>

As this is a conditional offer, we wish to reiterate that in the event that there is a breach, non-observance or non-performance of any of the above conditions or any covenant or condition of the existing lease at any time before or at the expiry of the existing term or at the time of this Offer and notwithstanding any waiver by us in connection therewith nor the regularisation of the same, we reserve the right not to grant you the Further Term. In such event, no compensation or refund of whatever nature shall be made by us.

20 <u>Full Terms and Conditions</u>

Any variation, modification, amendment, deletion, addition or otherwise of the terms of this Offer shall not be enforceable unless reduced in writing and signed by both parties. No terms or representation or otherwise, whether express or implied, shall form part of this Offer other than what is contained herein.

Yours faithfully

Wong Hong Tao
Sr Officer
Cluster Dept 1
Engineering, Logistics & SME Cluster
DID: 68833719
HP: 98631537
FAX: 65655301
EMAIL: hongtao@jtc.gov.sg

ENCLS (CDG to tick applicable boxes only):

☒ Allocation **Plan** [para 2.8]	☒ Letter of **Acceptance** Form [para 15.1]	☒ **GIRO** Forms [paras 14 + 15.2]
☒ Specimen **AL/ATL** Code **4.013 (Inland)** [para 9]	☒ **Variation of Lease** Code ***2.20(Inland) / *2.21(WF)** [para 9]	☒ **Memorandum of Lease 11.12A No. IB/293564T** [paras 2.6 & 9]
☐ Supplemental Deed Code **24.22 (Inland/WF)** [para 9]	☒ **Aesthetics Control Guidelines** [para 4]	

☒ Appendix **A** (**Prorating** of Lease Term)
[para 3.2/3.3, as the case may be]

☐ Appendix **B** (**CAAS** Height Control Guidelines & Requirements)

☒ Appendix **B1/1 (Plan Submission Fact Sheet)**
[para 18]

☐ Appendix **C** (**Development Plan**)
[para 3A, if any,]

☐ **Banker's Guarantee** specimen form
[Para 3A.3, if any]

☒ Appendix **D** (**QP Certification form**)
[para 5]

☒ Appendix **E** (**Practice Circular** Summary for Notice to Mortgage)
[para 17]

☒ Schedule of **Statutory Controls** for Land and Standard Factory Customers
[para 18.1(a)]

☒ The Easy & Practical **Housekeeping Guide**
[para 18.1]

jtc
Corporation

JTC(L) 3729/719/WHT and 3549/9WA/WHT

24 March 2011

JTC Corporation
The JTC Summit
8 Jurong Town Hall Road
Singapore 609434
JTC hotline 1800 568 7000
main line (65) 6560 0056
facsimile (65) 6565 5301
website www.jtc.gov.sg

NELCO PRODUCTS PTE LTD
4 Gul Crescent
Singapore 629520

Attention : Mr Ron Brett

By LUM & Fax : 68617114

Dear Mr Brett

AMENDMENT TO THE OFFER LETTER DATED 23 MARCH 2011

1. We refer to the Offer Letter that was sent to you dated 23rd March 2011.
2. The consideration amount indicated in Paragraph 10 of the said Offer Letter will be amended to $2,140/-.
3. Kindly note the amendment and a copy of the amended Acceptance Letter is attached for your reference please.
4. Please feel free to contact me if you need further clarification.

Yours faithfully

Wong Hong Tao
Senior Officer
Cluster Department 1
Engineering, Logistics & SME Cluster
JTC Corporation
DID : 6883 3719
FAX : 6565 5301
E-Mail : hongtao@jtc.gov.sg

Encl. : (1) Amended Acceptance Letter

SERVICE CLASS PEOPLE DEVELOPER INNOVATION CLASS SINGAPORE QUALITY CLASS

Letter of Acceptance
(Please use your firm/company's letterhead)

Our Ref: JTC(L) 3729/719

Date:

Engineering, Logistics & SME Cluster
JTC Corporation
The JTC Summit
8 Jurong Town Hall Road
Singapore 609434

Attention : Wong Hong Tao

Dear Sirs

ACCEPTANCE OF OFFER FOR FURTHER TERM RELATING TO PRIVATE LOT A7163 AND A7163A AT 4 AND 6 GUL CRESCENT SINGAPORE 629520 AND SINGAPORE 629522

1 We refer to your letter ("Letter") and eStatement letter, both dated 16 March 2011 for the above Land and hereby confirm our acceptance of all the terms, stipulations, covenants and conditions of the Letter and and the eStatement letter.

2 In accordance with your required mode of acceptance mentioned in paragraph 15 of your Letter, we enclose the following*:

☐ A cheque for **$2,140.00.**

☐ Our duly completed GIRO authorisation form/A copy of our letter of authorisation to our banker. (*delete where not applicable)

3 We understand and agree that we will only be able to view our Statement of Accounts (SA) in Krypton and confirm that the following email address(es) are the authorized recipients to receive the email notification to view our SA or eStatement in Krypton.

Email address 1 :
*Email address 2 :

4 We have enclosed a completed application for EASY access code.

Yours faithfully

For Pte Ltd (the common seal must be witnessed by company's authorised officer in accordance with the company's articles of association e.g, company director, managing director)

THE COMMON SEAL OF)
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was hereunto affixed)
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in the presence of :-)

Signature :......................................	Signature : ....
Name (in full) :	Name (in full) :
Designation :	Designation :

Encl.

*Please delete whichever is not applicable.